Exhibit 99.1

Lending Club Reports Second Quarter 2015 Results
Q2 operating revenue up 98% year-over-year to $96.1 million

SAN FRANCISCO – August 4, 2015 – Lending Club (NYSE: LC), the world’s largest online marketplace connecting borrowers and investors, today announced financial results for the second quarter ended June 30, 2015 and raised its outlook for the remainder of the year.

	Quarter Ended June 30,			Six Months Ended June 30,
($ in millions)	2015	2014	% Change	2015	2014	% Change
Originations	$1,911.8	$1,005.9	90%	$3,546.8	$1,797.3	97%
Operating Revenue	$96.1	$48.6	98%	$177.2	$87.3	103%
Adjusted EBITDA (1)	$13.4	$4.0	235%	$24.0	$5.9	310%

(1) Adjusted EBITDA is a non-GAAP financial measure. Please see the discussion below under the heading "Non-GAAP Measures" and the reconciliation at the end of this release.

"We had another very strong quarter with accelerating revenue growth from 17% to 19% quarter over quarter and expanding margins from 13.1% in Q1 to 13.9% in Q2.” said Renaud Laplanche, CEO and founder. “Strong platform effects, industry leading position, superior engineering, and record high customer satisfaction translating into a loyal repeat customer base, have helped us continue to lower our acquisition costs this quarter. These results and the continued momentum we are seeing give us the confidence to, once again, raise our outlook for the full year in terms of both growth and margins."

Second Quarter 2015 Financial Highlights

Originations – Loan originations in the second quarter of 2015 were $1.91 billion, compared to $1.01 billion in the same period last year, an increase of 90% year-over-year. The Lending Club platform has now facilitated loans totaling roughly $11.2 billion since inception.

Operating Revenue – Operating revenue in the second quarter of 2015 was $96.1 million, compared to $48.6 million in the same period last year, an increase of 98% year-over-year. Operating revenue as a percent of originations, or our revenue yield, was 5.03% in the second quarter, up from 4.83% in the prior year.

Adjusted EBITDA (2) – Adjusted EBITDA was $13.4 million in the second quarter of 2015, compared to $4.0 million in the same period last year. As a percent of operating revenue, Adjusted EBITDA margin increased to 13.9% in the second quarter of 2015, up from 8.2% in the prior year.

Net Loss – GAAP net loss was $4.1 million for the second quarter of 2015, compared to a net loss of $9.2 million in the same period last year. Lending Club’s GAAP net loss included $12.5 million of stock-based compensation expense during the second quarter of 2015, compared to $8.3 million in the second quarter of 2014.

Loss Per Share (EPS) – Basic and diluted loss per share was ($0.01) for the second quarter of 2015 compared to EPS of ($0.16) in the same period last year.

Adjusted EPS (2) – Adjusted EPS was $0.03 for the second quarter of 2015 compared to $0.01 in the same period last year.

Cash, Cash Equivalents and Securities Available for Sale – As of June 30, 2015, cash, cash equivalents and securities available for sale totaled $888 million, with no outstanding debt.

"The second quarter was another example of how our diversified borrower channel and investor mix is driving fast and efficient growth,” said Carrie Dolan, CFO. “We continue to see improving sales and marketing efficiency in our standard personal loan product and we saw better than expected acceptance and response rates in our custom products. With demand remaining strong on both the borrower and investor sides of our online credit marketplace, our increasing confidence in our near-term and long-term opportunities is reflected in our raised outlook."

Recent Business Developments

•
Opened to investors in Texas and Arizona in the second quarter and, subsequent to the quarter end, opened to investors in Arkansas, Iowa and Oklahoma. Lending Club is now available to investors in 33 states.

•	Opened to borrowers in Nebraska and North Dakota. Lending Club is now available to borrowers in 47 states.

•	Investor base exceeds 100,000 active individual investors who collectively invested over $1 billion on the Lending Club platform in Q2.

•
Launched an alliance with Ingram Micro (NYSE: IM), the world’s largest wholesale technology distribution company, to be the exclusive provider of unsecured lines of credit and term loans up to $300,000 for Ingram Micro’s tens of thousands of U.S. value-added resellers, and with Zulily (NASDAQ: ZU), a specialty online retailer that’s topped a billion a year in sales.

Outlook
Based on the information available as of August 4, 2015, Lending Club provides the following outlook:

Third Quarter 2015
Operating Revenues in the range of $106 million to $108 million.
Adjusted EBITDA (2) in the range of $12 million to $14 million.

Fiscal Year 2015
Total Revenues in the range of $405 million to $409 million, up from $385 million to $392 million previously.
Adjusted EBITDA (2) in the range of $49 million to $53 million, up from $40 million to $46 million previously.
(2) Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures. Please see the discussion below under the heading "Non-GAAP Measures" and the reconciliations at the end of this release.

About Lending Club

Lending Club's mission is to transform the banking system to make credit more affordable and investing more rewarding. The company's technology platform enables it to deliver innovative solutions to borrowers and investors. Since launching in 2007, the Lending Club platform has facilitated over $11.2 billion in consumer loans and has more than doubled annual loan volume each year. We operate at a lower cost than traditional bank lending programs, so we're able to pass the savings on to borrowers in the form of lower rates and to investors in the form of solid returns. Lending Club has been prominently recognized as a leader for its growth and innovation, including being named one of Forbes' America's Most Promising Companies three years in a row, a CNBC Disruptor two years in a row, a 2012 World Economic Forum Technology Pioneer, and one of The World's 10 Most Innovative Companies in Finance by Fast Company. Lending Club is based in San Francisco, California. More information is available at https://www.lendingclub.com. Currently only residents of the following states may invest in Lending Club notes: AR, AZ, CA, CO, CT, DE, FL, GA, HI, IA, ID, IL, KY (accredited investors), LA, MA, ME, MN, MS, MT, NH, NV, NY, OK, RI, SD TX, UT, VA, VT, WA, WI, WV, or WY. All loans made by WebBank, a Utah-chartered Industrial Bank, Member FDIC.

Conference Call and Webcast Information

The Lending Club Second Quarter 2015 webcast and teleconference is scheduled to begin at 2:00 p.m. Pacific Time on Tuesday, August 4, 2015. A live webcast of the call will be available at http://ir.lendingclub.com under the Events & Presentations menu. To access the call, please dial +1 (888) 317-6003, or outside the U.S. +1 (412) 317-6061, with conference ID 5811720, ten minutes prior to 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time). An audio archive of the call will be available at http://ir.lendingclub.com. An audio replay will be also available the evening of August 4, 2015, until August 11, 2015, by calling +1 (877) 344-7529 or +1 (412) 317-0088, with Conference ID 10069982.

Contacts

For Investors:
James Samford
IR@lendingclub.com

Press Contact:
Grayling PR
(415) 593-1400
LendingClub@grayling.com

Non-GAAP Measures

Our non-GAAP measures have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. Contribution, contribution margin, adjusted EBITDA, adjusted EBITDA margin, and adjusted EPS should not be viewed as substitutes for, or superior to, net income (loss), and basic and diluted EPS, as prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these measures differently, which may reduce their usefulness as a comparative measure. Contribution, contribution margin, adjusted EBITDA, adjusted EBITDA margin and adjusted EPS do not consider the potentially dilutive impact of stock-based compensation. Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA and adjusted EBITDA margin do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements. Adjusted EBITDA and adjusted EBITDA margin do not reflect tax payments that may represent a reduction in cash available to us. Please see the “Reconciliation of GAAP to Non-GAAP Measures” tables at the end of this release.

In evaluating contribution, contribution margin, adjusted EBITDA, adjusted EBITDA margin and adjusted EPS, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation.

Safe Harbor Statement

Some of the statements in this above are "forward-looking statements." The words "anticipate," "believe," "estimate," "expect," "intend," "may," “outlook,” "plan," "predict," "project," "will," "would" and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Information in this press release is not an offer to sell securities or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Additional information about Lending Club is available in the prospectus for Lending Club's notes, which can be obtained on Lending Club's website at https://www.lendingclub.com/info/prospectus.action.

LENDINGCLUB CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Operating revenue
Transaction fees	$85,651	$45,801	$158,133	$81,213
Servicing fees	6,479	1,468	11,871	3,248
Management fees	2,548	1,461	4,763	2,555
Other revenue (expense)	1,441	(109)	2,397	307
Total operating revenue	96,119	48,621	177,164	87,323
Net interest income (expense) after fair value adjustments	798	(396)	985	(380)
Total net revenue	96,917	48,225	178,149	86,943
Operating expenses (1):
Sales and marketing	40,317	19,225	75,201	39,807
Origination and servicing	15,287	8,566	27,967	15,968
General and administrative
Engineering and product development	16,062	8,030	28,390	13,752
Other	29,002	20,951	56,089	33,262
Total operating expenses	100,668	56,772	187,647	102,789
Loss before income tax expense	(3,751)	(8,547)	(9,498)	(15,846)
Income tax expense	389	640	1,016	640
Net loss	$(4,140)	$(9,187)	$(10,514)	$(16,486)
Basic net loss per share attributable to common stockholders	$(0.01)	$(0.16)	$(0.03)	$(0.29)
Diluted net loss per share attributable to common stockholders	$(0.01)	$(0.16)	$(0.03)	$(0.29)
Weighted-average common shares – Basic	372,841,945	57,971,180	372,401,583	56,903,128
Weighted-average common shares – Diluted	372,841,945	57,971,180	372,401,583	56,903,128
(1) Includes stock-based compensation expense as follows:

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Sales and marketing	$1,806	$615	$3,325	$4,117
Origination and servicing	867	470	1,588	828
General and administrative
Engineering and product development	2,432	1,258	3,838	1,995
Other	7,381	5,976	15,328	8,412
Total stock-based compensation expense	$12,486	$8,319	$24,079	$15,352

LENDINGCLUB CORPORATION
OPERATING AND FINANCIAL HIGHLIGHTS
(In thousands, except percentages and number of employees, or as noted)
(Unaudited)

						June 30, 2015
	Three months ended					% Change
	June 30, 2014	September 30, 2014	December 31, 2014	March 31, 2015	June 30, 2015	Q/Q	Y/Y
Operating Highlights:
Loan originations (in millions)	$1,006	$1,165	$1,415	$1,635	$1,912	17%	90%
Operating revenue	$48,621	$56,538	$69,551	$81,045	$96,119	19%	98%
Contribution (1)	$21,915	$26,881	$32,672	$35,721	$43,188	21%	97%
Contribution margin (1)	45.1%	47.5%	47.0%	44.1%	44.9%	N/M	N/M
Adjusted EBITDA (1)	$4,002	$7,517	$7,916	$10,646	$13,399	26%	235%
Adjusted EBITDA margin (1)	8.2%	13.3%	11.4%	13.1%	13.9%	N/M	N/M
Adjusted EPS - diluted (1)	$0.01	$0.02	$0.01	$0.02	$0.03	N/M	N/M
Standard Program Originations by Investor Type:
Managed accounts, individuals	46%	44%	48%	51%	50%
Self-managed, individuals	23%	25%	19%	24%	20%
Institutional investors	31%	31%	33%	25%	30%
Total	100%	100%	100%	100%	100%
Originations by Program:
Standard program	81%	75%	78%	79%	76%
Custom program	19%	25%	22%	21%	24%
Total	100%	100%	100%	100%	100%
Servicing Portfolio by Method Financed (in millions, at end of period):
Notes	$881	$983	$1,055	$1,210	$1,314	9%	49%
Certificates	1,481	1,601	1,797	2,067	2,381	15%	61%
Whole loans sold	981	1,373	1,874	2,300	2,853	24%	191%
Total	$3,343	$3,957	$4,726	$5,577	$6,548
Select Balance Sheet Information (in millions, at end of period):
Cash and cash equivalents	$69	$83	$870	$874	$490	(44)%	N/M
Securities available for sale	$—	$—	$—	$—	$398	N/M	N/M
Loans	$2,326	$2,534	$2,799	$3,231	$3,637	13%	56%
Notes and certificates	$2,337	$2,552	$2,814	$3,249	$3,660	13%	57%
Total assets	$2,582	$2,815	$3,890	$4,328	$4,783	11%	85%
Total stockholders' equity	$137	$142	$973	$982	$996	1%	N/M
Condensed Cash Flow Information:
Net cash flow from operating activities	$2,043	$13,258	$14,525	$6,495	$15,278
Cash flow related to loans	(242,789)	(241,279)	(304,472)	(479,976)	(458,923)
Other	(116,739)	(10,382)	(27,125)	1,276	(425,803)
Net cash used in investing activities	(359,528)	(251,661)	(331,597)	(478,700)	(884,726)
Cash flow related to notes and certificates	242,759	248,802	301,593	483,543	462,978
Other	119,085	3,317	802,585	(6,993)	22,811
Net cash flow from financing activities	361,844	252,119	1,104,178	476,550	485,789
Net change in cash and cash equivalents	$4,359	$13,716	$787,106	$4,345	$(383,659)
Employees and contractors (2)	628	742	843	976	1,136
Notes:
N/M Not meaningful.

(1)	Represents a Non-GAAP measure. See Reconciliation of GAAP to Non-GAAP measures.
(2)    As of the end of each respective period.

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three months ended					Six months ended
	June 30, 2014	September 30, 2014	December 31, 2014	March 31, 2015	June 30, 2015	June 30, 2014	June 30, 2015
Contribution reconciliation:
Net loss	$(9,187)	$(7,371)	$(9,037)	$(6,374)	$(4,140)	$(16,486)	$(10,514)
Net interest expense (income) and other adjustments	396	474	1,430	(187)	(798)	380	(985)
General and administrative expense:
Engineering and product development	8,030	9,235	11,714	12,328	16,062	13,752	28,390
Other	20,951	22,613	26,492	27,087	29,002	33,262	56,089
Stock-based compensation expense	1,085	1,511	1,742	2,240	2,673	4,945	4,913
Income tax expense	640	419	331	627	389	640	1,016
Contribution	$21,915	$26,881	$32,672	$35,721	$43,188	$36,493	$78,909
Total operating revenue	$48,621	$56,538	$69,551	$81,045	$96,119	$87,323	$177,164
Contribution margin	45.1%	47.5%	47.0%	44.1%	44.9%	41.8%	44.5%
Adjusted EBITDA reconciliation:
Net loss	$(9,187)	$(7,371)	$(9,037)	$(6,374)	$(4,140)	$(16,486)	$(10,514)
Net interest expense (income) and other adjustments	396	474	1,430	(187)	(798)	380	(985)
Acquisition and related expense	1,378	301	293	294	403	2,519	697
Depreciation expense:
Engineering and product development	1,088	1,447	1,868	2,744	3,261	1,879	6,005
Other	245	322	383	404	524	461	928
Amortization of intangible assets	1,123	1,388	1,387	1,545	1,274	1,123	2,819
Stock-based compensation expense	8,319	10,537	11,261	11,593	12,486	15,352	24,079
Income tax expense	640	419	331	627	389	640	1,016
Adjusted EBITDA	$4,002	$7,517	$7,916	$10,646	$13,399	$5,868	$24,045
Total operating revenue	$48,621	$56,538	$69,551	$81,045	$96,119	$87,323	$177,164
Adjusted EBITDA margin	8.2%	13.3%	11.4%	13.1%	13.9%	6.7%	13.6%
Adjusted net loss and net loss per share:
Net loss	$(9,187)	$(7,371)	$(9,037)	$(6,374)	$(4,140)	$(16,486)	$(10,514)
Acquisition and related expense	1,378	301	293	294	403	2,519	697
Stock-based compensation expense	8,319	10,537	11,261	11,593	12,486	15,352	24,079
Amortization of acquired intangible assets	1,123	1,388	1,387	1,545	1,274	1,123	2,819
Income tax effects related to acquisitions	640	419	331	627	389	640	1,016
Adjusted net income	$2,273	$5,274	$4,235	$7,685	$10,412	$3,148	$18,097
GAAP diluted shares (1)	57,971	59,844	127,859	371,959	372,842	56,903	372,402
Diluted effect of preferred stock conversion (2)	249,029	249,351	195,608	—	—	247,379	—
Other dilutive equity awards	27,469	27,993	39,488	38,166	32,808	31,190	34,458
Non-GAAP diluted shares	334,469	337,188	362,955	410,125	405,650	335,472	406,860
Adjusted net income per diluted share	$0.01	$0.02	$0.01	$0.02	$0.03	$0.01	$0.04
Notes:

(1)	Equivalent to the basic and diluted shares reflected in the quarterly EPS calculations.

(2)
For the fourth quarter of 2014 and prior quarters, gives effect to the conversion of convertible preferred stock into common stock as though the conversion had occurred at the beginning of the period under the "if converted" method.